Exhibit 99

Contacts:

Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL REPORTS THIRD QUARTER 2015
SALES OF $9.6 BILLION; EPS OF $1.60 PER SHARE;
CONFIRMS 2015 EPS GUIDANCE AT ~$6.10, UP ~10%

•	Third Quarter EPS Up 9% Reported, Up 10% Normalized at 26.5% Tax Rate

•	Core Organic Sales Growth 1%*; Segment Margin Improvement of 190 bps to 19.3%

•	Reported Sales Down 5% Due to F/X, Lower Pass-Through Pricing (Resins & Chemicals)

•	Announced Acquisition of Elster, A Leader in Thermal Gas Solutions and Metering Technology

MORRIS PLAINS, N.J., October 16, 2015 -- Honeywell (NYSE: HON) today announced results for the third quarter of 2015:

Total Honeywell

($ Millions, except Earnings Per Share)	3Q 2014	3Q 2015	Change
Sales	10,108	9,611	(5%)
Segment Margin	17.4%	19.3%	190 bps
Operating Income Margin	16.2%	18.3%	210 bps
Earnings Per Share	$1.47	$1.60	9%
Earnings Per Share (At 26.5% Tax Rate)	$1.43	$1.57	10%
Cash Flow from Operations	1,233	1,666	35%
Free Cash Flow (1)	974	1,389	43%

(1) Cash Flow from Operations Less Capital Expenditures

“Honeywell delivered another strong quarter of earnings growth and exceptional margin expansion,” said Honeywell Chairman and CEO Dave Cote. “On 1% core organic sales growth, segment margins expanded 190 basis points driven by new product introductions, our key process initiatives including HOS Gold, continued productivity improvements, and the benefits from ongoing restructuring

*Throughout this press release, core organic sales growth refers to reported sales growth less the impacts from foreign currency translation, M&A and raw materials pass-through pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not tied to volume growth. A reconciliation of core organic sales growth to reported sales growth is provided in the attached financial tables.

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Q3’15 Results - 2

projects. In a slower growth environment, we generated earnings growth of 10% when normalized for tax, reaching the high end of our EPS guidance range. This included $34 million in net restructuring charges in the quarter, which position us for continued long-term margin expansion. In addition, Free Cash Flow for the quarter of $1.4 billion increased 43%, with Free Cash Flow conversion of 110%. We are confirming our full-year EPS guidance at approximately $6.10, representing estimated full-year earnings growth of approximately 10% and our sixth consecutive year of double-digit earnings growth. We also announced the $5.1 billion acquisition of Elster in July, and are on track to close in the first quarter of 2016. Looking ahead to 2016, we’re planning for a continuation of the slow growth macro environment, but we expect to deliver continued margin expansion and earnings outperformance driven by our balanced portfolio, relentless seed planting in new products and technologies, High Growth Region penetration, over $300 million of funded restructuring, and the deployment of our key process initiatives.”

2015 Full-Year Guidance

	Prior Guidance	Current Guidance	Change vs. 2014
Sales	$39.0 - $39.6B	~$38.7B	(~4%)
Core Organic Growth	~3%	~2%
Segment Margin	18.4% - 18.6%	~18.8%	~220 bps (2)
Operating Income Margin (Ex-Pension MTM)	17.5% - 17.7%	~17.9%	~280 bps (3)
Earnings Per Share (Ex-Pension MTM)	$6.05 - $6.15	~$6.10	~10%
Free Cash Flow (1)	$4.2 - $4.3B	$4.2 - $4.3B	8% - 10%

1.	Cash Flow from Operations Less Capital Expenditures
2.	Segment Margin ex-4Q14 $184M OEM Incentives Up ~180 bps
3.	Operating Margin ex-4Q14 $184M OEM Incentives Up ~240 bps

Third Quarter Segment Performance

Aerospace

($ Millions)	3Q 2014	3Q 2015	% Change
Sales	3,895	3,820	(2%)
Segment Profit	790	833	5%
Segment Margin	20.3%	21.8%	150 bps

•	Sales for the third quarter were up 2% on a core organic basis, and were down 2% reported driven by the unfavorable impact of foreign currency and the Friction Materials divestiture. Commercial OE sales were up 4% on a core organic basis (3% reported) driven by strong Business and General Aviation (BGA) engine shipments. Commercial Aftermarket sales were up 3% on a core organic basis (2% reported) driven by continued growth in repair and overhaul activities, partially offset by a decline in RMU (Retrofit, Modifications, and Upgrades) sales in BGA. Defense & Space sales

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Q3’15 Results - 3

increased 2% on a core organic basis (1% reported) driven by strong international growth, partially offset by lower sales to the U.S. government. Transportation Systems sales were up 1% on a core organic basis driven by new platform launches and higher gas turbo penetration on passenger vehicles, partially offset by lower commercial vehicle production. TS sales were down 16% reported due to the unfavorable impact of foreign currency and the Friction Materials divestiture.

•	Segment profit was up 5% and segment margins expanded 150 bps to 21.8%, driven by commercial excellence, productivity net of inflation, foreign currency hedges, and the favorable impact of the Friction Materials divestiture, partially offset by the margin impact of higher OE shipments and continued investments for growth.

Automation and Control Solutions

($ Millions)	3Q 2014	3Q 2015	% Change
Sales	3,671	3,571	(3%)
Segment Profit	583	614	5%
Segment Margin	15.9%	17.2%	130 bps

•	Sales for the third quarter were up 3% on a core organic basis and down 3% reported driven by the unfavorable impact of foreign currency. Energy, Safety, and Security (ESS) sales increased 4% on a core organic basis (down 1% reported) driven primarily by continued growth in Security and Fire (HSF) and Sensing & Productivity Solutions (S&PS). Building Solutions & Distribution (BSD) sales increased 1% on a core organic basis (down 6% reported) driven by continued strength in Americas Distribution partially offset by slower Building Solutions backlog conversion.

•	Segment profit was up 5% and segment margins expanded 130 bps to 17.2% driven by productivity net of inflation, higher volume, and commercial excellence, partially offset by continued investments for growth.

•	On July 28, 2015, we signed a definitive agreement to acquire the Elster Division of Melrose Industries plc, a leading provider of thermal gas solutions for commercial, industrial, and residential heating systems and gas, water, and electricity meters, including smart meters and software and data analytics solutions, for approximately $5.1 billion. Elster also manufactures flow computers and regulators for the gas industry. Elster had reported 2014 revenues of $1.7 billion. We anticipate the acquisition will close in the first quarter of 2016, pending regulatory review. Upon closing, we expect that Elster will primarily be integrated into our Automation and Control Solutions segment.

Performance Materials and Technologies

($ Millions)	3Q 2014	3Q 2015	% Change
Sales	2,542	2,220	(13%)
Segment Profit	444	461	4%
Segment Margin	17.5%	20.8%	330 bps

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Q3’15 Results - 4

•	Sales were down 3% on a core organic basis and down 13% reported driven by the unfavorable impact of foreign currency and lower raw materials pass-through pricing in Resins & Chemicals. The decrease in core organic sales was primarily driven by lower UOP gas processing, equipment and licensing sales and lower volume in HPS associated with projects and field products weakness, partially offset by higher UOP catalyst shipments and higher volume in Fluorine Products.

•	Segment profit was up 4% and segment margins increased 330 bps to 20.8%, driven by productivity net of inflation, commercial excellence, and the favorable impact of raw materials pass-through pricing in Resins & Chemicals (pricing model protects profit dollars), partially offset by continued investments for growth.

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EDT. To participate on the conference call, please dial (888) 634-7543 (domestic) or (719) 457-2631 (international) approximately ten minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s third quarter 2015 earnings call. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EDT, October 16, until 12:30 p.m. EDT, October 23, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 669711.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

#   #   #

Q3’15 Results - 5

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Product sales	$7,573	$8,090	$22,735	$24,213
Service sales	2,038	2,018	5,864	5,827
Net sales	9,611	10,108	28,599	30,040

Costs, expenses and other
Cost of products sold (A)	5,372	5,860	16,126	17,686
Cost of services sold (A)	1,282	1,268	3,704	3,705
	6,654	7,128	19,830	21,391
Selling, general and administrative expenses (A)	1,202	1,344	3,674	4,058
Other (income) expense	(24)	(21)	(64)	(159)
Interest and other financial charges	72	77	226	236
	7,904	8,528	23,666	25,526

Income before taxes	1,707	1,580	4,933	4,514
Tax expense	431	388	1,289	1,160

Net income	1,276	1,192	3,644	3,354

Less: Net income attributable to the noncontrolling interest	12	25	70	71

Net income attributable to Honeywell	$1,264	$1,167	$3,574	$3,283

Earnings per share of common stock - basic	$1.62	$1.49	$4.57	$4.18

Earnings per share of common stock - assuming dilution	$1.60	$1.47	$4.51	$4.13

Weighted average number of shares outstanding - basic	780.4	784.5	782.5	784.6

Weighted average number of shares outstanding - assuming dilution	789.5	795.0	792.1	795.6

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Q3’15 Results - 6

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Net Sales	2015	2014	2015	2014

Aerospace	$3,820	$3,895	$11,254	$11,756

Automation and Control Solutions	3,571	3,671	10,388	10,640

Performance Materials and Technologies	2,220	2,542	6,957	7,644

Total	$9,611	$10,108	$28,599	$30,040

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Segment Profit	2015	2014	2015	2014

Aerospace	$833	$790	$2,362	$2,252

Automation and Control Solutions	614	583	1,697	1,587

Performance Materials and Technologies	461	444	1,473	1,392

Corporate	(56)	(58)	(156)	(167)

Total segment profit	1,852	1,759	5,376	5,064

Other income (A)	15	11	39	132
Interest and other financial charges	(72)	(77)	(226)	(236)
Stock compensation expense (B)	(41)	(41)	(132)	(143)
Pension ongoing income (B)	96	62	299	187
Other postretirement expense (B)	(10)	(12)	(30)	(37)
Repositioning and other charges (B)	(133)	(122)	(393)	(453)

Income before taxes	$1,707	$1,580	$4,933	$4,514

(A)	Equity income (loss) of affiliated companies is included in segment profit.

(B)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q3’15 Results - 7

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	September 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$6,563	$6,959
Accounts, notes and other receivables	7,936	7,960
Inventories	4,441	4,405
Deferred income taxes	739	722
Investments and other current assets	3,800	2,145
Total current assets	23,479	22,191

Investments and long-term receivables	471	465
Property, plant and equipment - net	5,451	5,383
Goodwill	12,684	12,788
Other intangible assets - net	2,071	2,208
Insurance recoveries for asbestos related liabilities	414	454
Deferred income taxes	329	404
Other assets	1,726	1,558

Total assets	$46,625	$45,451

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,363	$5,365
Short-term borrowings	4	51
Commercial paper	3,696	1,647
Current maturities of long-term debt	1,268	939
Accrued liabilities	6,036	6,771
Total current liabilities	16,367	14,773

Long-term debt	5,599	6,046
Deferred income taxes	499	236
Postretirement benefit obligations other than pensions	892	911
Asbestos related liabilities	1,198	1,200
Other liabilities	3,903	4,282
Redeemable noncontrolling interest	271	219
Shareowners’ equity	17,896	17,784

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$46,625	$45,451

Q3’15 Results - 8

Honeywell International Inc.

 Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$1,276	$1,192	$3,644	$3,354
Less: Net income attributable to the noncontrolling interest	12	25	70	71
Net income attributable to Honeywell	1,264	1,167	3,574	3,283
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	168	166	503	499
Amortization	51	61	158	199
(Gain) loss on sale of non-strategic businesses and assets	(1)	1	(1)	11
Gain on sale of available for sale investments	-	-	-	(105)
Repositioning and other charges	133	122	393	453
Net payments for repositioning and other charges	(114)	(167)	(329)	(301)
Pension and other postretirement income	(86)	(50)	(269)	(150)
Pension and other postretirement benefit payments	(36)	(38)	(84)	(123)
Stock compensation expense	41	41	132	143
Deferred income taxes	158	187	284	255
Excess tax benefits from share based payment arrangements	(13)	(22)	(69)	(71)
Other	(13)	(274)	90	(207)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	302	(104)	52	(529)
Inventories	5	(57)	(20)	(279)
Other current assets	(73)	49	(111)	181
Accounts payable	11	54	(13)	154
Accrued liabilities	(131)	97	(795)	(151)
Net cash provided by operating activities	1,666	1,233	3,495	3,262

Cash flows from investing activities:
Expenditures for property, plant and equipment	(277)	(259)	(685)	(680)
Proceeds from disposals of property, plant and equipment	-	1	3	12
Increase in investments	(1,835)	(1,415)	(5,701)	(3,139)
Decrease in investments	1,991	1,181	4,050	2,124
Cash paid for acquisitions, net of cash acquired	-	(2)	(185)	(4)
Proceeds from sales of businesses, net of fees paid	1	156	3	157
Other	81	(96)	(69)	(109)
Net cash used for investing activities	(39)	(434)	(2,584)	(1,639)

Cash flows from financing activities:
Net increase (decrease) in commercial paper	901	(400)	2,049	550
Net (decrease) increase in short-term borrowings	(19)	1	(38)	(5)
Proceeds from issuance of common stock	25	45	150	206
Proceeds from issuance of long-term debt	34	34	48	79
Payments of long-term debt	(91)	(1)	(148)	(607)
Excess tax benefits from share based payment arrangements	13	22	69	71
Repurchases of common stock	(1,235)	(138)	(1,721)	(689)
Cash dividends paid	(410)	(365)	(1,261)	(1,101)
Other	-	(7)	-	(7)
Net cash used for financing activities	(782)	(809)	(852)	(1,503)

Effect of foreign exchange rate changes on cash and cash equivalents	(236)	(144)	(455)	(114)
Net increase (decrease) in cash and cash equivalents	609	(154)	(396)	6
Cash and cash equivalents at beginning of period	5,954	6,582	6,959	6,422
Cash and cash equivalents at end of period	$6,563	$6,428	$6,563	$6,428

Q3’15 Results - 9

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended
	September 30,
	2015	2014

Cash provided by operating activities	$1,666	$1,233
Expenditures for property, plant and equipment	(277)	(259)

Free cash flow	$1,389	$974

Free cash flow	$1,389	$974
÷ Net income, attributable to Honeywell	1,264	1,167

Free cash flow conversion	110%	83%

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q3’15 Results - 10

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Segment Profit	$1,852	$1,759	$5,376	$5,064

Stock compensation expense (A)	(41)	(41)	(132)	(143)
Repositioning and other (A, B)	(142)	(132)	(418)	(480)
Pension ongoing income (A)	96	62	299	187
Other postretirement expense (A)	(10)	(12)	(30)	(37)

Operating Income	$1,755	$1,636	$5,095	$4,591

Segment Profit	$1,852	$1,759	$5,376	$5,064
÷ Sales	$9,611	$10,108	$28,599	$30,040
Segment Profit Margin %	19.3%	17.4%	18.8%	16.9%

Operating Income	$1,755	$1,636	$5,095	$4,591
÷ Sales	$9,611	$10,108	$28,599	$30,040
Operating Income Margin %	18.3%	16.2%	17.8%	15.3%

(A)	Included in cost of products and services sold and selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’15 Results - 11

Honeywell International Inc.

Calculation of EPS at 26.5% Tax Rate (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended
	September 30,
	2015	2014

Income before taxes	$1,707	$1,580

Taxes at 26.5%	452	419

Net income at 26.5% tax rate	$1,255	$1,161

Less: Net income attributable to the noncontrolling interest	12	25

Net income attributable to Honeywell at 26.5% tax rate	$1,243	$1,136

Weighted average number of shares outstanding - assuming dilution	789.5	795.0

EPS at 26.5% tax rate	$1.57	$1.43

We believe EPS adjusted to expected full-year tax rate at 26.5% is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’15 Results - 12

Honeywell International Inc.

Reconciliation of Core Organic Sales Growth (Unaudited)

Three Months Ended
September 30,
2015
Honeywell
Reported sales growth	(5)%
Foreign currency translation, acquisitions, divestitures and other	5%
Raw materials pricing in R&C	1%

Core organic sales growth	1%

PMT
Reported sales growth	(13)%
Foreign currency translation, acquisitions, divestitures and other	5%
Raw materials pricing in R&C	5%

Core organic sales growth	(3)%

Throughout this press release, core organic sales growth refers to reported sales growth less the impacts from foreign currency translation, M&A and raw materials pass-through pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not tied to volume growth.

We believe core organic sales growth is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’15 Results - 13

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and

Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in billions)

2015 Guidance

Segment Profit	~$7.3

Stock compensation expense (A)	~(0.2)
Repositioning and other (A, B)	~(0.5)
Pension ongoing income (A)	~0.4
Pension mark-to-market adjustment (A)	TBD
Other postretirement expense (A)	~(0.0)

Operating Income	~$6.9
Pension mark-to-market adjustment (A)	TBD
Operating Income excluding pension mark-to-market adjustment	~$6.9

Segment Profit	~$7.3
÷ Sales	~$38.7
Segment Profit Margin %	~18.8%

Operating Income	~$6.9
÷ Sales	~$38.7
Operating Income Margin %	~17.9%

Operating Income excluding pension mark-to-market adjustment	~$6.9
÷ Sales	~$38.7
Operating Income Margin excluding pension mark-to-market adjustment %	~17.9%

(A)	Included in cost of products and services sold and selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’15 Results - 14

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and

Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31,
2014

Segment Profit	$6,696

Stock compensation expense (A)	(187)
Repositioning and other (A, B)	(634)
Pension ongoing income (A)	254
Pension mark-to-market adjustment (A)	(249)
Other postretirement expense (A)	(49)

Operating Income	$5,831
Pension mark-to-market adjustment (A)	(249)
Operating Income excluding pension mark-to-market adjustment	$6,080

Segment Profit	$6,696
÷ Sales	$40,306
Segment Profit Margin %	16.6%

Operating Income	$5,831
÷ Sales	$40,306
Operating Income Margin %	14.5%

Operating Income excluding pension mark-to-market adjustment	$6,080
÷ Sales	$40,306
Operating Income Margin excluding pension mark-to-market adjustment %	15.1%

(A)	Included in cost of products and services sold and selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’15 Results - 15

Honeywell International Inc.

Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Adjustment

Unaudited

Twelve Months Ended
December 31,
2014

EPS	$5.33

Pension mark-to-market adjustment	0.23

EPS, excluding pension mark-to-market adjustment	$5.56

We believe EPS, excluding pension mark-to-market adjustment is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

EPS utilizes weighted average shares outstanding - assuming dilution of 795.2 million. Mark-to-market uses a blended tax rate of 28.1%.

Q3’15 Results - 16

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

Twelve Months Ended
December 31,
2014

Cash provided by operating activities	$5,024

Expenditures for property, plant and equipment	(1,094)

Free cash flow	$3,930

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.